                                                      Filed under Rule 424(b)(3)
                                                      Registration No. 333-4837


SUPPLEMENT NO. 1
To Prospectus dated June 12, 1996



                             MCA FINANCIAL CORP.


                                  $6,000,000
                         11% Subordinated Debentures,
                        Series 1996, Due June 30, 2002

                            ---------------------

        This Supplement No. 1 updates the Prospectus dated June 12, 1996 (the "Prospectus"). The information contained in this Supplement No. 1 is incorporated by reference into the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Prospectus.

                             PLAN OF DISTRIBUTION


        In addition to the participating NASD members identified in the Prospectus, the Company has appointed Delta Equity Services Corporation, a member of the NASD, to act as an additional selling agent in the Offering on a "best efforts" basis.

        The date of this Supplement No. 1 is December 19, 1996.